Exhibit 10.62

FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (“Fifth Amendment to Loan and Security Agreement”) is dated as of November 15, 2016 and is made by and among UniBank for Savings (together with its successors and assigns, the “Bank” or “Lender”), Arrhythmia Research Technology, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (sometimes referred to herein as “Arrhythmia”) and Micron Products Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts (sometimes referred to herein as “Micron”).

RECITALS

A. The Bank extended a line of credit dated March 29, 2013 to the Borrowers as evidenced by the $4,000,000.00 Commercial Revolving Line of Credit Promissory Note made by the Borrowers in favor of the Bank, as amended by First Amendment to Commercial Revolving Line of Credit Promissory Note dated October 3, 2013 (as amended to date and as may be further amended from time to time, the “Line Note”).

B. The Bank extended a term loan dated March 29, 2013 to the Borrowers as evidenced by the $1,500,000.00 Commercial Term Promissory Note made by the Borrowers in favor of the Bank (as amended to date and as may be further amended from time to time, the “Term Note”).

C. The Bank extended an equipment line of credit dated March 29, 2013 to the Borrowers as evidenced by the $1,000,000.00 Commercial Equipment Line of Credit Promissory Note made by the Borrowers in favor of the Bank, as amended by First Amendment to Commercial Equipment Line of Credit Promissory Note dated April 10, 2014 (as amended to date and as may be further amended from time to time, the “Equipment Note”).

D. The Bank extended an equipment line of credit dated June 26, 2014 to the Borrowers as evidenced by the $1,000,000.00 Commercial Equipment Line of Credit Promissory Note made by the Borrowers in favor of the Bank (as amended to date and as may be further amended from time to time, the “2014 Equipment Note”).

E. The Bank extended an equipment line of credit dated June 19, 2015 to the Borrowers as evidenced by the $1,000,000.00 Commercial Equipment Line of Credit Promissory Note made by the Borrowers in favor of the Bank (as amended to date and as may be further amended from time to time, the “2015 Equipment Note”).

F. Except where the context requires otherwise, all capitalized terms used herein shall have the meanings set forth in the Loan and Security Agreement between the Bank and the Borrowers dated as of March 29, 2013 (as amended to date and as may be further amended from time to time, the “Loan Agreement”).

G. The Borrowers have requested that the Bank:

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(i)	Modify certain provisions in the Loan Agreement;

(ii)

Provide additional financing accommodations to the Borrower in the form of a $2,481,943.19 term loan to the Borrowers in order to consolidate the existing term debt of the Borrower under the Term Loan, the Equipment Line of Credit, the 2014 Equipment Line of Credit and the 2015 Line of Credit Note and term out a portion of the Line of Credit in an amount not to exceed $500,000.00; and

(iii)	Provide additional financial accommodations to the Borrowers in the form of a $1,000,000.00 Equipment Line of Credit Loan to the Borrowers.

Now therefore, in order to induce the Bank to enter into this Fifth Amendment to Loan and Security Agreement, the Fifth Modification Documents (as hereafter defined), to provide the additional financial accommodations to the Borrowers and for other valuable consideration, the receipt and sufficiency of which is acknowledged, the Borrowers jointly and severally make the following representations, warranties, covenants and agreements effective as of the date of this Fifth Amendment to Loan and Security Agreement:

1. Inducement Representations.  The Borrowers hereby jointly and severally represent, warrant and covenant to the Bank that:  (a) no Event of Default has occurred, and no event has occurred which with notice or lapse of time or both would constitute an Event of Default under any of the Loan Documents; (b) the Loan Documents, including this Fifth Amendment to Loan and Security Agreement and the other Fifth Modification Documents are the valid, binding and enforceable obligations of the Borrowers, as applicable; (c) the Borrowers have no defenses, setoffs, claims or counterclaims against the Bank with respect to any of the Loans and to the extent any such defenses, setoffs, claims or counterclaims exist, the Borrowers hereby waive and release the same; (d) the execution and delivery of this Fifth Amendment to Loan and Security Agreement and each of the other Fifth Modification Documents have been duly authorized by all necessary corporate action; (e) all of the representations and warranties of the Borrowers set forth in the Loan Agreement and the other Loan Documents, as amended hereby, are true, accurate and complete on and as of the date hereof; (f) the payment and performance of all Obligations of the Borrowers to the Bank (as defined in the Loan Agreement) are secured and shall continue to be secured in accordance with the terms of the Loan Agreement and all other Loan Documents which create or perfect security interests in favor of the Bank; and (g) all facts set forth in the Recital Section of this Fifth Amendment to Loan and Security Agreement are true, accurate, and complete.

2. Amendment to Definitions in Section 1 of the Loan Agreement.

(a)       Section 1 of the Loan Agreement is hereby amended by adding thereto the following new definitions and, for terms already defined therein, amending and restating such definitions as set forth below:

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2016 Equipment Line of Credit means the Borrowers’ Equipment Line of Credit Loan with the Bank referred to in Section 2 hereof, the indebtedness of which is evidenced by the 2016 Equipment Note.

2016 Equipment Note means the Commercial Equipment Line of Credit Promissory Note dated November 15, 2016 made by the Borrowers in favor of the Lender in the original face amount of $1,000,000.00 evidencing indebtedness for the 2016 Equipment Line of Credit, as the same may be amended, modified, restated or replaced from time to time.

2016 Term Loan means the Borrowers’ term loan with the Bank referred to in Section 2 hereof, the indebtedness of which is evidenced by the 2016 Term Note.

2016 Term Note means the Commercial Term Promissory Note dated November 15, 2016 made by the Borrowers in favor of the Lender in the original principal amount of $2,481,943.19 evidencing indebtedness for the 2016 Term Note, as the same may be amended, modified, restated or replaced from time to time.

Agreement or Loan Agreement means the Loan and Security Agreement, as amended by the First Amendment to Loan and Security Agreement dated October 3, 2013, as further amended by the Second Amendment to Loan and Security Agreement dated April 10, 2014, as further amended by Third Amendment to Loan and Security Agreement dated June 26, 2014, as further amended by Fourth Amendment to Loan and Security Agreement dated June 19, 2015, as further amended by Fifth Amendment to Loan and Security Agreement dated November 15, 2016, as the same may be further amended from time to time.  Any and all references to the Agreement or Loan Agreement shall include the First Amendment to Loan and Security Agreement,  the Second Amendment to Loan and Security Agreement,  the Third Amendment to Loan and Security Agreement,  the Fourth Amendment to Loan and Security Agreement and the Fifth Amendment to Loan and Security Agreement.

Fifth Amendment to Loan and Security Agreement means this Fifth Amendment to Loan and Security Agreement, which amends the Loan and Security Agreement between the Bank and the Borrowers dated as of March 29, 2013.

Fifth Modification Documents mean the following:

(i)	the Fifth Amendment to the Loan and Security Agreement;
(ii)	the 2016 Term Note;
(iii)	the 2015 Equipment Note; and
(iv)	all other documents executed by the Borrowers listed on the Closing Agenda attached hereto as Schedule I.

Loan Documents - the definition thereof shall additionally include this Fifth Amendment to Loan and Security Agreement and the Fifth Modification Documents.

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Loans mean:

(i)	the Line of Credit evidenced by the Line Note;

(ii)	the Term Loan evidenced by the Term Note;

(iii)	the Equipment Line of Credit evidenced by the Equipment Note;

(iv)	the 2014 Equipment Line of Credit evidenced by the 2014 Equipment Note;

(v)	the 2015 Equipment Line of Credit evidenced by the 2015 Equipment Note;

(vi)	the 2016 Term Loan evidenced by the 2016 Term Note;

(vii)	the 2016 Equipment Line of Credit evidenced by the 2016 Equipment Note; and

(viii)	any other loans made by the Bank to Arrhythmia or Micron or both at any time.

(b)       All other existing definitions in the Loan Agreement are hereby ratified and confirmed as amended to date.

3. Amendment to Section 2.1 of the Loan Agreement. Existing Section 2.1 is hereby deleted and the following is hereby inserted in its stead:

4. New Sections 2.3C and 2.3D. The following new Sections 2.3C and 2.3D are inserted immediately following the end of Section 2.3B and immediately preceding Section 2.4:

“2.3C  2016 Equipment Line of Credit.

(a)  Pursuant to this Agreement and the terms and conditions of the 2016 Equipment Note and upon satisfaction of the conditions precedent in Section 5 hereof, the Borrowers may borrow and repay (but not reborrow) under the 2016 Equipment Line of Credit; provided, however, that (i) the aggregate amount of all advances and borrowings at any one time outstanding thereunder shall not exceed the face amount of the 2016 Equipment Note minus the amount of all Open Credits (such maximum permitted amount being referred to as the “2016 Equipment Maximum Availability”); (ii) any privilege of the Borrowers to request advances or to borrow under the 2016 Equipment Line of Credit shall terminate on the earlier of: (A) November 15, 2017 or (B) the date upon which the amount of all advances under the 2016 Equipment Line of Credit are equal to the face amount of the 2016 Equipment Note (such date as it may be extended in writing from time to time, in the Bank’s sole discretion, being referred to herein

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as the “2016 Equipment Conversion Date”) or, at the Bank’s option, on the earlier occurrence of a Default or an Event of Default.

(b)  All advances under the 2016 Equipment Line of Credit shall be evidenced by the 2016 Equipment Line Note, shall bear interest thereunder and all principal, interest and other amounts due thereunder shall be due and payable in full on the Maturity Date (as defined in the 2016 Equipment Note).

(c)  Any advance under the 2016 Equipment Line of Credit shall not exceed eighty percent (80%) of the invoice amount of the equipment being purchased with the proceeds of the 2016 Equipment Line of Credit.

(d)  Borrowers shall not request advances under the 2016 Equipment Line of Credit which would cause the 2016 Equipment Maximum Availability to be exceeded if the advance were made.

(e)  The making of any advances by the Bank to the Borrowers under the 2016 Equipment Line of Credit in excess of the 2016 Equipment Maximum Availability is for the Borrowers’ benefit and does not in any way effect the unconditional obligation of the Borrowers to repay such advances under the terms of the 2016 Equipment Line Note and the other applicable Loan Documents.  Without limiting any other rights available to the Bank under the Loan Documents, the Borrowers agree to pay to the Bank upon DEMAND (whether or not an Event of Default exists) the principal balance of the 2015 Equipment Line of Credit outstanding in excess of the 2016 Equipment Maximum Availability together with all accrued and unpaid interest owing on said excess amounts.

2.3D.    2016  Term Loan.

(a)  Pursuant to this Agreement and the terms and conditions of the 2016 Term Note and upon satisfaction of the conditions precedent set forth in Section 5 hereof, the Bank shall make the 2016 Term Loan in the principal amount of $2,481,943.19 to the Borrowers, said 2016 Term Loan to be evidenced by and repaid in accordance with the 2016 Term Note.

(b)  Amounts advanced under the 2016 Term Loan shall be evidenced by the 2016 Term Note, shall bear interest as called for therein and shall be repaid in accordance with the provisions of the 2016 Term Note.”

5. Amendment to Section 5.1 of the Loan Agreement. Existing Section 5.1 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“5.1  Initial Advances.  The initial advance under the Line of Credit, the single advance under the Term Loan, the initial advance under the Equipment Line of Credit,  the initial advance under the 2014 Equipment Line of Credit,  the initial advance under the 2015 Equipment Line of Credit, the initial advance under the 2016 Equipment Line of

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Credit and the single advance under the 2016 Term Note shall be subject to the following conditions precedent (unless waived by the Bank in its sole discretion):

(a) Approval of Bank Counsel.  All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Bank.

(b)  Proof of Action.  The Bank shall have received such documents evidencing each Borrower’s power to execute and deliver this Agreement and the other Loan Documents and the Bank shall have received evidence of compliance with all conditions set forth in the Bank’s Commitment Letter to the Borrowers dated March 12, 2013 in a timely fashion, all satisfactory to the Bank and its counsel.

(c)  The Note and Loan Documents.  The Borrowers shall have delivered to the Bank the Notes, this Agreement, the other Loan Documents and such other documents as the Bank may request including without limitation all documents necessary to confirm, secure and perfect the Bank’s security interest in the Collateral in form and substance satisfactory to the Bank (the “Security Documents”) including without limitation the Landlord’s Consents and Waivers, the Financing Statements of the Borrowers, the Patent Security Agreements and Trademark Security Agreements.

(d)  Opinion of Counsel.  The Bank shall have received from counsel for the each of the Borrowers a written opinion, satisfactory in form and substance to the Bank and its counsel, including without limitation due authority and enforceability opinions for each Borrower.

(e)  No Event of Default.  No Event of Default has occurred, and no Default shall have occurred, the Maximum Availability under the Line of Credit and the Equipment Maximum Availability under the Equipment Line of Credit, as applicable, shall not be exceeded at the time of the advance request or the making of the advance.

(f)  No Material Adverse Change.  There shall have been no material adverse change in the assets, liabilities, financial condition or business of the Borrowers since the date of any financial statements delivered to the Bank before or after the date of this Agreement.

(g)  Collateral Priority.  The Bank shall have received evidence satisfactory to it that all Loan Documents perfecting the Bank’s security interest in Collateral have been duly recorded and filed and all other action necessary to perfect the Bank’s liens in the Collateral have been taken such that the Bank’s liens shall constitute first priority perfected liens in all Collateral, subject to no other liens or encumbrances unacceptable to the Bank, all to the Bank’s complete satisfaction.

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(h)  Evidence of Insurance.  At or prior to Closing, the Borrowers shall deliver to the Bank an insurance binder or binders evidencing insurance coverage(s) as required in Section 6.3 hereof.

(i)  Organizational Documents.  The Bank shall have received from each Borrower and satisfactorily reviewed and approved certified copies of the organizational documents for each Borrower and all amendments thereto, together with the resolutions of the appropriate parties authorizing the execution and delivery of the Loan Documents, said organizational documents to be in form and substance satisfactory to the Bank and its counsel.

(j)  Operating Accounts.  Prior to Closing, the Borrowers shall establish its operating accounts with the Bank.

(k)  Certificates.  The Bank shall have received from the Borrowers and satisfactorily reviewed and approved Certificates of Legal Existence and Certificates of Good Standing issued by the Secretary of State for each jurisdiction in which each Borrower is registered to conduct its business, Certificates of Tax Good Standing issued by the Delaware Division of Revenue and the Massachusetts Department of Revenue and an accountant’s letter of tax good standing with respect to filing and payment of any and all taxes for the Borrowers.

(l)  2012 Financial Statements.  The Bank shall have received and satisfactorily reviewed the 2012 financial statements of the Borrowers, said financial statements to be in form, scope and substance satisfactory to the Bank in its sole and absolute discretion.

(m)  Other Conditions.  There shall be compliance with all other conditions and provisions contained in this Agreement and the other Loan Documents as applicable pertaining to advances.”

6. Amendment to Section 5.2 of the Loan Agreement. Existing Section 5.2 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“5.2  Subsequent Advances.  Every subsequent advance under the Line of Credit, the Equipment Line of Credit, the 2014 Equipment Line of Credit,  the 2015 Equipment Line of Credit and the 2016 Equipment Line of Credit will be made subject to the continued satisfaction of the conditions set forth in Sections 5.1 (a) through (m) inclusive above through the date of the applicable advance and to the following additional conditions precedent that:

(a)  Representations and Warranties.  The representations and warranties contained in Section 4 hereof and in each other Loan Document shall be true and correct.  Any request for a borrowing shall be deemed a certification by each Borrower as to the truth and accuracy of the representations and

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warranties contained in Section 4 hereof and in each other Loan Document as of the date of such request.

(b)  Termination Date; Conversion Date.  As applicable, the Termination Date (as defined in the Line Note) of the Line of Credit has not been reached, the Conversion Date (as defined in the Equipment Note) of the Equipment Line of Credit has not been reached, the 2014 Equipment Conversion Date (as defined in the 2014 Equipment Note) has not been reached,  the 2015 Equipment Conversion Date (as defined in the 2015 Equipment Note) has not been reached and the 2016 Equipment Conversion Date (as defined in the 2016 Equipment Note) has not been reached.”

7. Amendment to Section H of Schedule A to the Loan Agreement. Existing Section H of Schedule A to the Loan Agreement is hereby deleted and the following is inserted in its stead:

“H.  Use of Loan Proceeds.

1.Proceeds of the Line of Credit are to be used to payoff and terminate the existing Line of Credit with Citizens Bank and other obligations to Citizens Bank, including but not limited to the letter of credit issued for the benefit of the Bank of Nova Scotia and to pay costs and expenses and costs associated with the Line of Credit, Term Loan and Equipment Loan with UniBank for Savings (including without limitation UniBank for Saving’s legal costs and expenses) and for working capital including without limitation those purposes and payees set forth in the Authorization to Disburse associated with the Line of Credit dated March 29, 2013 this day.

2.Proceeds of the Term Loan are to be used to pay off existing debt owing under existing equipment leases, to finance accounts payable and costs associated with the closure of the Borrower’s Wireless DX division, and to pay costs and expenses and costs associated with the Line of Credit, Term Loan and Equipment Loan with UniBank for Savings (including without limitation UniBank for Saving’s legal costs and expenses) and for working capital including without limitation those purposes and payees set forth in the Authorization to Disburse associated with the Term Loan dated March 29, 2013.

3.Proceeds of the Equipment Loan are to be used to purchase equipment and to pay costs and expenses and costs associated with the Line of Credit, Term Loan and Equipment Loan with UniBank for Savings (including without limitation UniBank for Saving’s legal costs and expenses) and for working capital including without limitation those purposes and payees set forth in the Authorization to Disburse associated with the Equipment Loan dated March 29, 2013.

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4.Proceeds of the 2014 Equipment Line of Credit are to be used to purchase new and used equipment and to pay expenses and costs associated with the 2014 Equipment Line of Credit with UniBank for Savings (including without limitation UniBank for Savings’ legal costs and expenses) all as more particularly set forth in the authorization to disburse dated June 26, 2014.”

5.Proceeds of the 2015 Equipment Line of Credit are to be used to purchase new and used equipment and to pay expenses and costs associated with the 2015 Equipment Line of Credit with UniBank for Savings (including without limitation UniBank for Savings’ legal costs and expenses) all as more particularly set forth in the authorization to disburse dated June 19, 2015.

6.Proceeds of the 2016 Equipment Line of Credit are to be used to purchase new and used equipment and to pay expenses and costs associated with the 2016 Equipment Line of Credit with UniBank for Savings (including without limitation UniBank for Savings’ legal costs and expenses) all as more particularly set forth in the authorization to disburse dated November 15, 2016.

7.   Proceeds of the 2016 Term Loan are to be used to consolidate existing term debt with UniBank for Savings and to term out a portion of the Line of Credit (in an amount not to exceed $500,000.00) and to pay expenses and costs associated with the 2016 Term Loan with UniBank for Savings (including without limitation UniBank for Savings’ legal costs and expenses) all as more particularly set forth in the authorization to disburse dated November 15, 2016.

8. New Schedule I. The following new Schedule I attached hereto is added to the Loan Agreement following the end of Schedule H.

9. No Waiver.  The Borrowers hereby acknowledge that the Bank has made no waiver of any provision of the Loan Documents nor of any Default or Event of Default which may exist and that no such waiver shall be implied by virtue of this Fifth Amendment or otherwise.

10. Costs and Expenses.  The Borrowers will pay to the Bank upon demand all costs and expenses (including attorney’s fees) reasonably incurred by the Lender in connection with the documentation and closing of the Fifth Modification Documents.

11. Conditions.  The effectiveness of the Fifth Modification Documents shall be conditioned upon, at the Bank’s option: (a) the execution and delivery of this Fifth Amendment to Loan and Security Agreement and the other Fifth Modification Documents by all of the parties thereto; and (b) the receipt by Bank of all other documents and certificates reasonably requested

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by Bank and its counsel including without limitation, the Bring Down Certificate for each Borrower.

12. Reaffirmation of Loan Documents.  Except as expressly modified herein, all other terms and conditions of the Loan Documents are hereby ratified and confirmed and the Loan Documents, as modified hereby, are and continue to be in full force and effect.  All references in the Loan Documents to any Loan Document shall mean that Loan Document, as amended to date and as further amended from time to time.

13. Reaffirmation of Cross-Collateralization and Cross-Default.  The Borrowers hereby acknowledge that the obligations of the Borrowers set forth in the Loan and Security Agreement and the other Loan Documents are intended to capture all obligations and debts of the Borrowers owing to the Bank.  This includes any agreements, loan agreements, security agreements, mortgages, letters or credit, and any other existing or future loans. The Borrowers  acknowledge that all obligations of the Borrowers owing to the Bank are cross-collateralized and cross-defaulted with all obligations outstanding.

[This space intentionally left blank; signature page to follow.]

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IN WITNESS WHEREOF the parties have executed this instrument under seal as of the 15th day of November, 2016.

Borrowers:

Arrhythmia Research Technology, Inc.
By:	/s/ Salvatore Emma, Jr.
Salvatore Emma, Jr., President and
Chief Executive Officer
Duly Authorized

Micron Products Inc.
By:	/s/ Salvatore Emma, Jr.
Salvatore Emma, Jr., President and
Chief Executive Officer
Duly Authorized

Bank:

UniBank for Savings
By:	/s/ Bernard P. Gagnon, V. P.
Bernard P. Gagnon, Vice President

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SCHEDULE I

CLOSING DOCUMENT AGENDA

FIFTH MODIFICATION TO FINANCING ARRANGEMENTS

TO

ARRHYTHMIA RESEARCH TECHNOLOGY, INC. AND

MICRON PRODUCTS INC.

MADE BY

UNIBANK FOR SAVINGS

CLOSING DATE: November 15, 2016

Lender:		Borrowers:
Bernard P. Gagnon, Vice President		Arrhythmia Research Technology, Inc.
UniBank for Savings		Micron Products Inc.
24 Gold Star Boulevard
Worcester, MA 01605		Guarantors:
Phone:	(508) 849-4253	Massachusetts Development Finance Agency
Fax:	(508) 793-2940
Email:	bernard.gagnon@unibank.com

Lender's Counsel:		Borrowers' Counsel:
Anthony J. Salvidio, II, Esquire		Paul J. D'Onfro, Esquire
Fletcher Tilton, PC ("FT")		Mirick O'Connell DeMaille & Lougee LLP ("MODL")
370 Main Street, 11th Floor		100 Front Street
Worcester, MA 01608		Worcester, MA 01608
Phone:	(508) 459-8004	Phone:	(508) 929-1624
Fax:	(508) 459-8304	Fax:	(508) 983-6249
Email:	asalvidio@fletchertilton.com	Email:	pdonfro@mirickoconnell.com

Karen M. LaFond, Esquire
Phone:	(508) 459-8015
Fax:	(508) 459-8315
Email:	klafond@fletchertilton.com

DOCUMENTS				RESPONSIBLE PARTY

A.	Fifth Modification to Financing Arrangements

	1.	Fifth Amendment to Loan and Security Agreement		FT
	2.	Consent and Waiver (as to sale of 10 Main Street, Fitchburg, 15 Summer Street, Fitchburg, MA and 1 Summer Street, Fitchburg, MA)		FT
	3.	Copy of existing and continuing UCC-1 Financing Statements (All Asset)		FT
		a)	Arrhythmia Research Technology, Inc. (Delaware)
		b)	Micron Products Inc. (Massachusetts)

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4.	Copy of existing and continuing UCC-1 Financing Statements (Specific Equipment)		FT
	a)	Arrhythmia Research Technology, Inc. (Delaware)
	b)	Micron Products Inc. (Massachusetts)

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B.	New $1,000,000.00 Equipment Line of Credit

	5.	$1,000,000.00 Equipment Line of Credit Promissory Note		FT
	6.	Form of UCC-1 Specific Equipment Financing Statement [for specific equipment being purchased with $1,000,000.00 Equipment Line of Credit]:		FT [to come and to be
		a)	Arrhythmia Research Technology, Inc. (Delaware Secretary of State)	filed upon purchase
		b)	Micron Products Inc. (Massachusetts Secretary of the Commonwealth)	of each unit of specific equipment]
	7.	Evidence of Hazard and Liability Insurance coverage listing Lender as Loss Payee and Additional Insured, as applicable		MODL
		a)	Arrhythmia Research Technology, Inc.
		b)	Micron Products Inc.
	8.	Disbursement Authorization		FT

C.	New $2,481,943.19 Term Loan

	9.	$2,481,943.19 Commerical Term Promissory Note		FT
	10.	UCC-1 All Asset Financing Statements of Arrhythmia Research Technology, Inc. filed with:		FT
		a)	Delaware Secretary of State
		b)	Worcester North District Registry of Deeds
		c)	Any and all other applicable filing/ recording offices where specific equipment is possessed
	11.	UCC-1 All Assest Financing Statements of Micron Products, Inc. filed with:		FT
		a)	Massachusetts Secretary of the Commonwealth
		b)	Worcester North District Registry of Deeds
		c)	Any and all other applicable filing/ recording offices where specific equipment is possessed
	12.	Evidence of Hazard and Liability Insurance coverage listing Lender as Loss Payee and Additional Insured, as applicable		MODL
		a)	Arrhythmia Research Technology, Inc.
		b)	Micron Products Inc.
	13.	Payoff and Discharge Letters/Paydown Letters (including approx. $416,861.40 Term Loan, approx. $535,670.84 Term Loan, approx. $333,979.28 Term Loan and approx. $855,953.29 Term Loan)		Lender
	14.	Disbursement Authorization		FT

D.	Miscellaneous Documents

	15.	UCC, Tax Lien and Judgment Searches		FT
		a)	Arrhythmia Research Technology, Inc.
		b)	Micron Products Inc.
	16.	Certificates of Good Standing		MODL
		a)	Arrhythmia Research Technology, Inc.
		b)	Micron Products Inc.
	17.	Bring Down Certificates		FT
		a)	Arrhythmia Research Technology, Inc.
		b)	Micron Products Inc.

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18.	Opinion of Counsel to Borrowers re: Authorization, Due Authority, Enforceability	MODL
19.	Identification	Each signatory

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